ANNEX A


                           Effective March 24, 1995

                                SEARS ROEBUCK
                               ACCEPTANCE CORP.

                                    BY-LAWS

                                   ARTICLE I


                                    OFFICES


     Section 1. The corporation may have offices at such places within the State of Delaware as the Board of Directors may from time to time determine or the business of the corporation may require.


                                  ARTICLE II


                           MEETINGS OF STOCKHOLDERS


     Section 1. All meetings of the stockholders shall be held at the office of the corporation in Wilmington, Delaware, or at such other place within or without the State of Delaware and the United States of America as shall be designated in the notice of the meeting or in a duly executed waiver of notice thereof.

     Section 2. Annual Meetings of Stockholders for the election of Directors and for transaction of such other business as may properly be brought before the meeting shall be held on the second Monday of May in each year if not a legal holiday, and if a legal holiday, then on the next secular day following at 10:00 A.M., or at such time and on such other date as the Board of Directors shall each year fix.

     Section 3. Special Meetings of the Stockholders, for any purpose or purposes, may be called to be held at any time by a majority of the members of the Board of Directors then in office, or at the request in writing, addressed to the President or the Secretary, of stockholders owning a majority in amount of the entire capital stock of the corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting.

     Section 4. Written notice of the time and place of each Annual Meeting of Stockholders, and of the time, place and purpose or purposes of each Special Meeting of Stockholders, shall be given by the Secretary, either personally or by mail, to each stockholder entitled to vote at such meeting, not less than ten nor more than sixty days before the date of such meeting, except when otherwise required by law. If mailed, the notice shall be addressed to each stockholder entitled to vote at such meeting at his address.

     Section 5. Business transacted at all Special Meetings shall be confined to the objects stated in the call.

     Section 6. The holders of a majority of the total number of outstanding shares of the stock of the corporation entitled to vote, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At any adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting as originally convened.

     Section 7. If a quorum is present at any meeting of stockholders, the vote of the holders of a majority of the stock then outstanding and entitled to vote present in person or represented by proxy shall be sufficient for the transaction of any business, unless otherwise provided by law.

     Section 8. At each meeting of the stockholders, each stockholder having the right to vote shall be entitled to vote in person, or by proxy appointed by an instrument in writing subscribed by such stockholder and bearing a date not more than three years prior to said meeting, unless said instrument provides for a longer period. At all elections of directors of the corporation, each stockholder shall be entitled to as many votes as shall equal the number of votes which (except for such provision as to cumulative voting) he would be entitled to cast for the election of directors with respect to his shares of stock multiplied by the number of directors to be elected, and he may cast all of such votes for a single director or may distribute them among the number to be voted for, or for any two or more of them as he may see fit.

     Section 9. Whenever the vote of stockholders at a meeting thereof is required or permitted to be taken in connection with any corporate action by any provisions of the statutes or of the certificate of incorporation or of these By-Laws, the meeting and vote of stockholders may be dispensed with, if all the stockholders who would have been entitled to vote upon the action if such meeting were held, shall consent in writing to such corporate action being taken.


                                  ARTICLE III


                                   DIRECTORS


     Section 1. The business, property and officers of the Company shall be managed and controlled by a Board of Directors. The number of directors of the Company shall be fixed and may from time to time be increased or decreased by the Board of Directors or the stockholders but in no event shall the number of directors be less than five or more than twelve. The directors shall be elected at the Annual Meeting of the Stockholders, except as provided in Section 2 of this Article, and each director elected shall hold office until his successor shall be elected and shall qualify. Directors may be removed at any time by the vote of the holders of a majority of the stock then outstanding and entitled to vote. Directors need not be stockholders.

     Section 2. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by the stockholders, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify, unless sooner displaced.

     Section 3. Any director may resign at any time by giving written notice to the President or to the Secretary of the Company. Such resignation shall take effect at the date of receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation by the Board of Directors shall not be necessary to make it effective.


                             MEETINGS OF THE BOARD


     Section 4. The Board of Directors may hold its meetings, both regular and special, either within or without the State of Delaware, as the Board of Directors may from time to time determine.

     Section 5. A meeting of the Board of Directors to be known as the annual meeting of the Board of Directors shall be held following the meeting of the stockholder at which such Board of Directors is elected, at the same place as the annual meeting of the stockholder is held or as shall otherwise be fixed by the Board of Directors, for the purpose of electing the officers of the Corporation and the standing committees of the Board of Directors, and of transacting such other business as may properly come before the meeting. It shall not be necessary to give notice of this meeting.

     Section 6. Regular meetings of the Board of Directors may be held without notice at such time and place as shall from time to time be determined by the board.

     Section 7. Special meetings of the Board of Directors may be called by the President or Secretary on the written request of two directors. Written notice of special meetings of the Board of Directors shall be given to each director at least two days before the date of the meeting.

     Section 8. At all meetings of the Board of Directors, the presence of a majority of all directors in office at the time shall constitute a quorum for the transaction of business and the action of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors. If a quorum is not present at any meeting of the Board of Directors, a majority of the directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

     Section 9. Any action that may be taken at a meeting of the Board of Directors or of any committee thereof, may be taken as follows: (i) without a meeting if all members of the Board or of a committee of the Board, as the case may be, consent thereto in writing; or (ii) by means of a telephone conference or similar communications equipment by which all persons participating in the meeting can hear each other -- provided a majority of such members consent in writing to the recording of such communications in the corporate records -- in which case such participation shall constitute presence in person at a meeting.

                                  ARTICLE IV

                                    NOTICES

     Section 1. Notices to directors and stockholders shall be in writing and delivered personally or mailed to the directors or stockholders at their addresses appearing on the books of the corporation. Notice by mail shall be deemed to be given at the time when the same shall be mailed. Notice to directors may also be given by telegram.

     Section 2. Whenever any notice is required to be given under the provisions of the statutes or of the certificate of incorporation, or of these By-Laws, a waiver thereof in writing signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.



                                   ARTICLE V


                                   OFFICERS


     Section 1. Officers. The officers of the corporation shall be elected by the Board of Directors at the annual meeting and shall consist of a President, a Vice President, Finance, one or more additional Vice Presidents, a Secretary, and one or more Assistant Secretaries. Any number of offices may be held by the same person, unless the Certificate of Incorporation or these By-Laws otherwise provide. The Board of Directors may appoint such other officers or agents as it shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board.

     Section 2. The Board of Directors, at its first meeting after each annual meeting of stockholders, shall choose the officers of the Corporation.

     Section 3. The Board of Directors may appoint such other officers and agents as it shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board.

     Section 4. The officers of the corporation shall hold office until their successors are chosen and qualify in their stead. Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the whole Board of Directors. If the office of any officer becomes vacant for any reason, the vacancy shall be filled by the Board of Directors.

                                   PRESIDENT


     Section 5. The President shall be elected from among the directors and shall be the chief executive officer of the corporation. He shall preside at meetings of the Board of Directors. He shall have general and active management of the business of the corporation, and shall see that all orders and resolutions of the Board of Directors are carried into effect.

     Section 6. He shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the corporation.


                                VICE PRESIDENTS


     Section 7. The Vice Presidents shall perform such duties as the Board of Directors shall prescribe.


                    THE SECRETARY AND ASSISTANT SECRETARIES


     Section 8. The Secretary shall attend all sessions of the Board of Directors and all meetings of the stockholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or President, under whose supervision he shall be. He shall keep in safe custody the seal of the corporation and, when authorized by the Board of Directors, affix the same to any instrument requiring it and, when so affixed, it shall be attested by his signature or by the signature of an Assistant Secretary.

     Section 9. The Assistant Secretaries in order of their seniority shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties as the Board of Directors shall prescribe.



                          THE VICE PRESIDENT, FINANCE


     Section 10. The Vice President, Finance shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors.

     Section 11. He shall disburse the funds of the corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his transactions as Vice President, Finance and of the financial condition of the corporation.

     Section 12. If required by the Board of Directors, he shall give the corporation a bond (which shall be renewed every six years) in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.

     Section 13. He shall have general charge, control and supervision over the accounting and auditing affairs of the corporation. He shall have the responsibility for the preparation and maintenance of the books of account (but shall not have access to make direct entries to these books) and of the accounting records and papers of the corporation; shall have responsibility for the custody and safekeeping of all permanent records and papers of the corporation; shall supervise the preparation of all financial statements and reports on the operation and condition of the business; shall have responsibility for the establishment of financial procedures, records, and forms used by the corporation; shall have responsibility for the filing of all financial and tax reports and returns required by law; shall render to the President, Vice President, or the Board of Directors, whenever they may require, an account of his transactions as Vice President, Finance; and in general shall have such other powers and perform such other duties as are incident to the office of a treasurer and a controller and as from time to time may be prescribed by the Board of Directors or the President.



                                  ARTICLE VI


                             CERTIFICATES OF STOCK


     Section 1. Every holder of stock in the corporation shall be entitled to have a certificate, signed by, or in the name of the corporation by, the President or a Vice President and the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owned by him in the corporation. If the corporation shall be authorized to issue more than one class of stock, the designations, preferences and relative, participating, optional or other special rights of each class and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the corporation shall issue to represent such class of stock.

     Section 2. Where a certificate is signed (1) by a transfer agent or an assistant transfer agent or (2) by a transfer clerk acting on behalf of the corporation and a registrar, the signature of any such President, Vice President, Secretary or Assistant Secretary may be facsimile. In case any officer or officers who have signed, or whose facsimile signature or signatures have been used on any such certificate or certificates shall cease to be such officer or officers of the corporation, whether because of death, resignation or otherwise, before such certificate or certificates have been delivered by the corporation, such certificate or certificates may nevertheless be adopted by the corporation and be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures have been used thereon had not ceased to be such officer or officers of the corporation.


                              TRANSFERS OF STOCK


     Section 3. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.



                                  ARTICLE VII

                              GENERAL PROVISIONS

                                   DIVIDENDS


     Section 1. Dividends upon the capital stock of the corporation, subject to the provisions of the certificate of incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the certificate of incorporation.

     Section 2. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.


                               ANNUAL STATEMENT



     Section 3. The Board of Directors shall present at each Annual Meeting and when called for by vote of the stockholders at any Special Meeting of the Stockholders, a full and clear statement of the business and condition of the corporation.


                                    CHECKS


     Section 4. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.


                                  FISCAL YEAR


     Section 5. The fiscal year of the Company shall begin on the first day of January of each year and shall end on the 31st day of December of the same year.


                                 ARTICLE VIII


                                  AMENDMENTS


     Section 1. These By-Laws may be altered or repealed at any regular meeting of the stockholders or of the Board of Directors or at any Special Meeting of the Stockholders or of the Board of Directors if notice of such alteration or repeal be contained in the notice of such Special Meeting. No change of the time or place of the meeting for the election of directors shall be made within sixty days next before the day on which such meeting is to be held, and in case of any change of such time or place, notice thereof shall be given to each stockholder in person or by letter mailed to his last known post office address at least twenty days before the meeting is held.


                                  ARTICLE IX


                                  COMMITTEES


     Section 1. The Board of Directors, at its annual meeting shall, or any adjournment thereof, shall elect from among its members, by the vote of a majority of its members, an Executive Committee and an Audit Committee, which shall be the standing committees of the corporation. The Board of Directors also shall designate the chairman of each such committee.

     The Board of Directors, by the vote of a majority of its members, may remove the chairman or any member of any committee, and may fill from among the directors vacancies in any committee caused by the death, resignation, or removal of any person elected thereto.

     Each standing committee may determine its own rules of procedure, consistent with these By-Laws. Meetings of any standing committee may be called upon direction of the President, or the chairman of the committee. Written or telegraphic notice of each meeting, except meetings of the Executive Committee, shall be given to each member of the committee, by personal delivery, or by mail or telegram addressed to him at his usual business address, at least three days (excluding Saturdays, Sundays, and holidays) prior to the meeting in case of notice by mail, and at least two days (excluding Saturdays, Sundays, and holidays) prior to the meeting in case of notice by telegram or by personal delivery. Notice of each meeting of the Executive Committee shall be given to each member of that committee, by personal delivery, or by telephone, or by mail or telegram addressed to him at his usual business address, at least twenty-four hours prior to the meeting in the case of notice by telephone, telegram, or personal delivery, and at least two days (excluding Saturdays, Sundays, and holidays) prior to the meeting in case of notice by mail. All notices which are mailed shall be deemed to have been given when deposited in the United States mail, postage prepaid. Notice of meetings of any standing committee may be waived by any member of the committee. At meetings of each standing committee, the presence of a majority of the members of such committee shall be necessary to constitute a quorum for the transaction of business, and, if a quorum is present at any meeting, the action taken by a majority of the members present shall be the act of the committee. Each standing committee shall keep a record of its acts and proceedings - and all action shall be reported to the Board of Directors at the next meeting of the Board of Directors following such action.


                              EXECUTIVE COMMITTEE


     Section 2. The Executive Committee shall consist of not less than three members, including the President, as from time to time shall be prescribed by the Board of Directors and shall hold office until their respective successors are elected.

     The Executive Committee, unless otherwise provided by resolution of the Board of Directors, shall have and may exercise, during the time between meetings of the Board of Directors, all the powers and perform all the duties of the Board of Directors except that said Committee shall have no authority as to the following matters: (i) the submission to shareholders of any action that needs shareholders' authorization under the Delaware General Business Corporation Act; (ii) the amendment or repeal of these By-Laws or the adoption of new By-Laws; (iii) the amendment or repeal of any resolution of the Board of Directors which by its terms shall not be so amendable or repealable; (iv) action in respect of dividends to shareholders; (v) election of officers or the designation of members of committees of the Board of Directors or the filling of vacancies in the Board of Directors or in any committee of the Board of Directors; and (vi) any action which the President shall by written instrument filed with the Secretary designate as a matter which should be considered by the Board of Directors. Action taken by the Executive Committee shall be subject to revision or alteration by the Board of Directors, provided that rights or acts of third parties vested or taken in reliance on such action prior to any such revision or alteration shall not be adversely affected by such revision or alteration.

     The secretary of the corporation or in his absence any person as may be designated by the Chairman of the Executive
Committee, shall act as secretary of the Executive Committee and keep the minutes of all meetings.


                                AUDIT COMMITTEE


     Section 3. The Audit Committee shall consist of not less than two directors who are not engaged in the day to day operations of the corporation, as from time to time shall be prescribed by the Board of Directors, who shall hold office until their respective successors are elected.

     The Audit Committee shall report to the Board of Directors annually the independent public accountants that it recommends the Board appoint to audit the books, records, and accounts of the corporation and to perform such other duties as the Board of Directors may from time to time prescribe. The Committee shall review all recommendations made by the corporation's independent public accountants to the Board of Directors with respect to the accounting methods used, the system of internal control followed by the corporation and in connection with non-audit services, and shall advise the Board of Directors with respect thereto. The Committee shall also have authority to examine into and make recommendations to the Board of Directors with respect to the scope of the audit conducted by the corporation's independent public accountants and with respect to non-audit services.

     The Audit Committee shall review the audit plans and results of the Corporation's internal audit function and shall report to the Board of Directors with respect thereto.